                                                                     EXHIBIT 3.1

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                             VICINITY CORPORATION


                                   ARTICLE I

     The name of the corporation (the "Corporation") is Vicinity Corporation.


                                  ARTICLE II

     The address of its registered office in the State of Delaware in 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address if National Registered Agents, Inc.


                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE IV

                                     STOCK
                                     -----

     This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is thirty-four million five hundred nineteen thousand seven hundred sixty-eight (34,519,768) shares, of which twenty-two million (22,000,000) shares shall be Common Stock and twelve million five hundred nineteen thousand seven hundred sixty-eight (12,519,768) shares shall be Preferred Stock, each with a par value of $0.001. Of the authorized Preferred Stock, one million eight hundred fifty-two thousand (1,852,000) shares shall be designated as Series A Preferred Stock (the "Series A Preferred"), one million nine hundred eighty-one thousand two hundred fifty (1,981,250) shares shall be designated as Series B Preferred Stock (the "Series B Preferred"), three million three hundred four thousand (3,304,000) shares shall be designated as Series C Preferred Stock (the "Series C Preferred"), two million three hundred thousand six hundred thirteen (2,300,613) shares shall be designated as Series D Preferred Stock (the "Series D Preferred"), one million eleven thousand nine hundred five (1,011,905) shares shall be designated as Series E Preferred Stock (the "Series E Preferred") and two million seventy thousand (2,070,000) shares shall be designated as Series F Preferred Stock (the "Series F Preferred").


                                   ARTICLE V

                             RIGHTS, PREFERENCES,
                     PRIVILEGES AND RESTRICTIONS ON STOCK
                     ------------------------------------

     A.   Preferred Stock.  Preferred Stock may be issued from time to time in
          ----------------
one or more series. The Board of Directors of the corporation (the "Board of Directors") is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

     The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The rights, preferences, privileges and restrictions of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred are as follows:

          (1)  Dividends.  The holders of outstanding Preferred Stock shall be
               ----------
entitled to receive, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of (a) $0.019 per share of Series A Preferred per annum, (b) $0.056 per share of Series B Preferred per annum, (c) $0.11 per share of Series C Preferred per annum, (d) $0.152 per share of Series D Preferred per annum, (e) $ 0.147 per share of Series E Preferred per annum, and (f) $0.35 per share of Series F Preferred per annum, before any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) is paid on Common Stock. After payment of such dividends on shares of outstanding Preferred Stock, any additional dividends declared shall be distributed among all holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and all holders of Common Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, and Series F Preferred were converted into Common Stock at the then effective Conversion Price (as defined in Subsection A.(3)). The right to such dividends on shares of Preferred Stock shall not be cumulative and no right shall accrue to holders of shares of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

          (2)  Liquidation Preference.
               ----------------------

               (a) In the event of any Liquidation Event (as defined in Subsection A.(2)(c)) with respect to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, the holders of shares of the series of Preferred Stock with respect to which such Liquidation Event has occurred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof the amount of:
(i) $0.27 per share for each share of Series A Preferred, plus an amount equal to $0.019 per share of Series A Preferred per annum from the date of the original issuance of such shares and an amount equal to all declared but unpaid dividends on such shares of Series A Preferred then held by them; (ii) $0.80 per share for each share of Series B Preferred, plus an amount equal to $0.056 per share of Series B Preferred per annum from the date of the original issuance of such shares and an amount equal to all declared but unpaid dividends on such shares of Series B Preferred then held by them; (iii) $1.51 per share for each share of Series C Preferred, plus an amount equal to $0.11 per share of Series C Preferred per annum from the date of the original issuance of such shares and an amount equal to all declared but unpaid dividends on such shares of Series C Preferred then held by them; (iv) $4.34666 per share for each share of Series D Preferred, plus an amount equal to $0.152 per share of Series D Preferred per annum from the date of the original issuance of such shares and an amount equal to all declared but unpaid dividends on such shares of Series D Preferred then held by them and (v) $4.20 per share for each share of Series E Preferred, plus an amount equal to $0.147 per share of Series E Preferred per annum from the date of the original issuance of such shares and an amount equal to all declared but unpaid dividends on such shares of Series E Preferred then held by them with respect to which such Liquidation Event has occurred. In the event of a Liquidation Event with respect to the Series F Preferred, the holders of shares of Series F Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof, and pari passu with the other series of Preferred Stock, (x) if such event is a Liquidation Event other than a Liquidation Event of the type referred to in clause (i) of Subsection A.(2)(c), the amount of $5.00 per share for each share of Series F Preferred and (y) if such Liquidation Event is a Liquidation Event of the type referred to in clause (i) of Subsection A.(2)(c), the amount of $7.50 per share for each share of Series F Preferred, plus, in each case, an amount equal to all declared but unpaid dividends on such shares of Series F Preferred then held by them. If, upon the occurrence of a Liquidation Event with respect to one or more series of Preferred Stock, the assets and funds thus distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, as applicable, shall be insufficient to permit the payment to such holders of the full foregoing preferential amounts due such shares, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, as applicable, in proportion to the respective preferential amounts each

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such holder would have otherwise been entitled to receive. After payment has been made to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, as applicable, of the full preferential amounts to which each such series shall be entitled as aforesaid, any remaining assets shall be distributed ratably to the holders of the corporation's Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred on an as-converted basis.

               (b) If a transaction or event referred to in clause (i), (ii), or (iii) of Subsection A.(2)(c) occurs which would otherwise qualify as a Liquidation Event with respect to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred but for each share of any such series of Preferred Stock (assuming its conversion into shares of Common Stock at its then applicable Conversion Price (as defined in Subsection A.(3))) being entitled to receive in connection with the consummation of such transaction or event at least the applicable aggregate consideration set forth with respect to such Series of Preferred Stock in clause
(v), (w), (x), (y) or (z) of Subsection A.(2)(c), then each share of such series of Preferred Stock shall, in lieu of the full preferential amounts to which it would be entitled pursuant to the provisions of Subsection A.(2)(a) and after prior payment to the holders of shares of any series of Preferred Stock with respect to which a Liquidation Event has occurred as a result of such transaction or event of the full preferential amounts to which such shares of Preferred Stock are entitled pursuant to the provisions of Subsection A.(2)(a), be entitled to receive any remaining assets and funds of the corporation legally available for distribution ratably with the holders of the corporation's Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred and, if applicable, the Series F Preferred, on an as-converted basis.

               (c) For purposes of this Subsection A.(2), a Liquidation Event means: (i) any liquidation, dissolution or winding up, either voluntary or involuntary, of the corporation, (ii) a transaction or series of transactions, including but not limited to a merger or consolidation of the corporation with or into any other corporation or corporations as a result of which shareholders of this corporation immediately prior to the consummation of such transaction(s) hold less than 50% of the voting securities of the surviving entity, or (iii) the sale of all or substantially all of the assets of the corporation, unless the shareholders of this corporation prior to the consummation of the sale hold at least 50% of the voting securities of the purchasing entity immediately after such sale, in each such case unless:

                         (v)  with respect to the shares of Series A Preferred
and Series B Preferred, each share of Series A Preferred and Series B Preferred (assuming its conversion into shares of Common Stock at its then applicable Conversion Price (as defined in Subsection A.(3)) would be entitled to receive in connection with the consummation of such transaction or event referred to in clause (i), (ii) or (iii) of this Subsection A.(2)(c), aggregate consideration the fair market value of which is at least$3.78 per share for each share of Series A Preferred and each share of Series B Preferred with respect to a transaction or event referred to in clause (i), (ii) or (iii) of this Subsection A.(2)(c);

                         (w)  with respect to the shares of Series C Preferred,
each share of Series C Preferred (assuming its conversion into shares of Common Stock at its then applicable Conversion Price (as defined in Subsection A.(3)) would be entitled to receive in connection with the consummation of such transaction or event referred to in clause (i), (ii) or (iii) of this Subsection A.(2)(c), aggregate consideration the fair market value of which is at least: $7.55 per share for each share of Series C Preferred with respect to a transaction or event referred to in clause (i), (ii) or (iii) of this Subsection A.(2)(c);

                         (x)  with respect to the shares of Series D Preferred,
each share of Series D Preferred (assuming its conversion into shares of Common Stock at its then applicable Conversion Price (as defined in Subsection A.(3)) would be entitled to receive in connection with the consummation of such transaction or event referred to in clause (i), (ii) or (iii) of this Subsection A.(2)(c), aggregate consideration the fair market value of which is at least $6.52 per share for each share of Series D Preferred with respect to a transaction or event referred to in clause (i), (ii) or (iii) of this Subsection A.(2)(c);

                         (y)  with respect to the shares of Series E Preferred,
each share of Series E Preferred (assuming its conversion into shares of Common Stock at its then applicable Conversion Price (as defined in Subsection A.(3)) would be entitled to receive in connection with the consummation of such transaction or event referred to in clause (i), (ii) or (iii) of this Subsection A.(2)(c), aggregate consideration the fair market value of which is at least $6.30 per share for each share of Series E Preferred with respect to a transaction or event referred to in clause (i), (ii) or (iii) of this Subsection A.(2)(c).

                         (z)  with respect to the shares of Series F Preferred,
each share of Series F Preferred (assuming its conversion into shares of Common Stock at its then applicable Conversion Price (as defined in Subsection A.(3)) would be entitled to receive in connection with the consummation of such transaction or event referred to in clause (i), (ii) or (iii) of this Subsection A.(2)(c), aggregate consideration the fair market value of which is at least $5.00 per share for each share of Series F Preferred with respect to a transaction or event referred to in clause (i), (ii) or (iii) of this Subsection A.(2)(c).

                (d) Whenever the distribution or consideration provided for in this Subsection A.(2) shall be payable (i) in securities, such securities shall be valued as follows:

             (x) securities not subject to investment letter or other similar restrictions on free marketability:

                    (1) if traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three (3) days prior to the closing of the liquidation;

                    (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of the liquidation; and

                    (3) if there is no active public market the value shall be the fair market value thereof, as determined in good faith by the Board of Directors;

             and

             (y) securities subject to investment letter or other restrictions shall be valued at the fair market value as determined in good faith by the Board of Directors;

or (ii) in property other than securities or cash, the value of such distribution or consideration shall be the fair market value of such other property as determined in good faith by the Board of Directors.

                (e) Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for purposes the General Corporation Law of Delaware, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by officers, directors, employees or consultants upon termination of their employment or services or in connection with the exercise by the corporation of contractual rights of first refusal or first offer pursuant to agreements providing for the right of said repurchase between the corporation and such persons, provided that the terms of such repurchase shall have been approved by the Board of Directors.

          (3)   Conversion.  The holders of shares of Preferred Stock shall have
                -----------
conversion rights as follows (the "Conversion Rights"):

                (a)  Right to Convert. Each share of Series A Preferred, Series
                     -----------------
B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.27 in the case of Series A Preferred by the then applicable Series A Conversion Price, $0.80 in the case of the Series B Preferred by the then applicable Series B Conversion Price, $1.51 in the case of the Series C Preferred by the then applicable Series C Conversion Price, $1.63 in the case of the Series D by the then applicable Series D Conversion Price; $2.10 in the case of the Series E Preferred by the then applicable Series E Preferred Conversion Price, and $5.00 in the case of the Series F Preferred by the then applicable Series F Preferred Conversion Price determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred ("Series A Conversion Price") shall initially be $0.27 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred ("Series B Conversion Price") shall initially be $0.615 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred ("Series C Conversion Price") shall initially be $1.51 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred ("Series D Conversion Price") shall initially be $1.63 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of the Series E Preferred ("Series E Conversion Price") shall initially be $2.10 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of the Series F Preferred ("Series F Conversion Price") shall initially be $5.00 per share of Common Stock.

Such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, and Series F Conversion Price shall be subject to adjustment as hereinafter provided.

               (b)  Automatic Conversion. Each share of Series A Preferred,
                    ---------------------
Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of the corporation to the public at a price per share (determined without regard to underwriter discounts and commissions and registration expenses) of not less than Five Dollars ($5.00) (as adjusted for stock dividends, stock splits, combinations and the like with respect to the Common Stock effected after the filing of these Amended and Restated Articles of Incorporation) and aggregate gross proceeds to the corporation of not less than Ten Million Dollars ($10,000,000), before deduction of underwriting discounts and commissions and registration expenses. In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of shares of Preferred Stock, shall not be deemed to have converted such shares until immediately prior to the closing of such underwritten public offering. In addition, each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred Series E Preferred and Series F Preferred, as applicable, shall be automatically converted into shares of Common Stock at the then effective Conversion Price with respect to each such series on the date on which the holders of two-thirds (2/3) of the outstanding shares of such series, voting as a separate class, have voted to convert or consented in writing to the conversion of such shares into Common Stock.

               (c)  Mechanics of Conversion.
                    ------------------------

                    (i) No fractional shares of Common Stock shall be issued upon the conversion of shares of Preferred Stock. In lieu of any fractional share to which a holder would otherwise be entitled (determined on a certificate by certificate basis), the corporation shall pay cash equal to such fraction multiplied by the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price, as applicable.

                    (ii) Before any holder of shares of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate surrendered for conversion, the corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

                    (iii) Such conversion shall not terminate the rights of the holders of Preferred Stock or Common Stock issuable upon conversion of such shares to receive dividends which have been declared with respect to any such shares as of a record date prior to the date of conversion. Except as set forth in Section 3(b) above, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

                    (iv) The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue and delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

                    (v) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

               (d)  Conversion Price Adjustments. The Series A Conversion Price,
                    -----------------------------
Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price shall be subject to adjustment from time to time as follows:

                    (i)   Special Definitions.  For purposes of this Section
                          --------------------
3(d), the following definitions shall apply:

                          (1)  "Options" shall mean rights, options or warrants
                                -------
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                          (2)  "Original Issue Date" shall mean the date on
                                -------------------
which the first share of Series D Preferred was first issued.

                          (3)  "Convertible Securities" shall mean any evidences
                                ----------------------
of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                          (4)  "Additional Shares of Common Stock" shall mean
                                ---------------------------------
all shares of Common Stock issued (or, pursuant to Section 3(d)(iii), deemed to be issued) by the corporation after each applicable Original Issue Date, other than shares of Common Stock issued or issuable:

                               (A)  upon conversion of shares of Series A
Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred;

                               (B)  to officers, directors, employees and
consultants of the corporation pursuant to employee incentive plans, including the corporation's 1995 Stock Option Plan, 1996 Stock Option Plan or other stock arrangements that have been unanimously approved by the Board of Directors;

                               (C)  to strategic or other business partners of
the corporation pursuant to incentive stock agreements or arrangements that have been unanimously approved by the Board of Directors;

                               (D)  to commercial, commercial banking or
equipment leases financing entities in connection with such commercial transactions as the Board of Directors shall approve, provided that the Board of Directors shall also approve the grant of shares or other securities exercisable for such shares in connection therewith;

                               (E)  pursuant to any event for which adjustment
has already been made pursuant to this Section 3(d); or

                               (F)  as a dividend or distribution on the shares
of any series of Preferred Stock.

                    (ii)  No Adjustment of Conversion Price. No adjustment in
                          ----------------------------------
the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price, as applicable, in effect on the date of, and immediately prior to such issue.

                    (iii) Deemed Issue of Additional Shares of Common Stock. Except as provided in Section 3(d)(i)(4) above, in the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (1)  no further adjustment in the Series A Conversion
Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price Series E Conversion Price, or Series F Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                         (2)  if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, and Series F Conversion Price, as applicable, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                         (3)  upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price, Series B Conversion Price Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, and Series F Conversion Price computed upon the Original Issue Date, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (A)  in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, and

                              (B)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                         (4)  no readjustment pursuant to clause (2) or (3)
above shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price to an amount which exceeds the initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, and Series F Conversion Price.

                    (iv) Adjustment of Conversion Price Upon Issuance of
                         -----------------------------------------------
Additional Shares of Common Stock. In the event the corporation shall issue
---------------------------------
Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)), without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price applicable on and immediately prior to such issue, then and in such event, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price in effect on the date of and immediately prior to such issue by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, including any Common Stock issuable pursuant to any then outstanding options or warrants for Common Stock or any class or series of stock convertible into Common Stock (including but not limited to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred), plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price, as applicable, in effect on the date of and immediately prior to such issue; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, including any Common Stock issuable pursuant to any then outstanding options or warrants for Common Stock or any class or series of stock convertible into Common Stock (including but not limited to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred) outstanding immediately prior to such issue, plus the number of such Additional Shares of Common Stock so issued.

                    (v)  Determination of Consideration. For purposes of this
                         -------------------------------
Section 3(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (1)  Cash and Property.  Such consideration shall:
                              ------------------

                              (A)  insofar as it consists of cash, be computed
at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B)  insofar as it consists of property other than
cash and such property is in the form of (i) securities, such securities shall be valued as follows:

                                   (x)  securities not subject to investment
               letter or other similar restrictions on free marketability: (1) if traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three (3) days prior to the closing of the liquidation; (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of the liquidation; and (3) if there is no active public market the value shall be the fair market value thereof, as determined in good faith by the Board of Directors; and

                                   (y)  securities subject to investment letter
          or other restrictions shall be valued at the fair market value as determined in good faith by the Board of Directors; or

(ii) property other than securities, the value of such property shall be the fair market value of such property as determined in good faith by the Board of Directors.

                              (C)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                         (2)  Options and Convertible Securities. The
                              -----------------------------------
consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (A)  the total amount, if any, received or
receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                               (B)  the maximum number of shares of Common Stock
(as set forth in the instruments relating, thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (vi)    Adjustments for Stock Dividends, Subdivisions or
                            ------------------------------------------------
Split-ups of Common Stock. If the number of shares of Common Stock outstanding
-------------------------
at any time after the filing of these Amended and Restated Articles of Incorporation is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, and Series F Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Conversion Price, or Series F Conversion Price shall be increased in proportion to such increase of outstanding shares of Common Stock.

                    (vii)   Adjustments for Combinations of Common Stock. If the
                            ---------------------------------------------
number of shares of Common Stock outstanding at any time after the filing of these Amended and Restated Articles of Incorporation is decreased by a combination of the outstanding shares of Common Stock, then, effective at the close of business upon the record date of such combination, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, and Series F Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Conversion Price, or Series F Conversion Price shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                    (viii)  Adjustments for Reorganizations, Reclassifications,
                            ---------------------------------------------------
etc. If the Common Stock issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series, D Preferred, Series E Preferred, or Series F Preferred shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, a merger or consolidation of this corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of this corporation (but only if such change is not in connection with a Liquidation Event (as defined in Section 2(c) above), or otherwise (other than a subdivision or combination of shares provided for in Section 3(d)(vi) or 3(d)(vii) above), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, and Series F Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred, Series B

Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred.

               (e)  No Impairment. The corporation will not, by amendment of its
                    --------------
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (f)  Certificate as to Adjustments.  Upon the occurrence of each
                    ------------------------------
adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price pursuant to this Section 3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred.

               (g)  Status of Converted Stock. In the event any shares of Series
                    --------------------------
A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, or Series F Preferred shall be converted pursuant to Section 3 hereof the shares so converted shall be canceled and shall not be issuable by the corporation and the Articles of incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

               (h)  Notices of Record Date. In the event that the corporation
                    -----------------------
shall propose at any time:

                    (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (ii) to offer for subscription to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                    (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                    (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the corporation shall send to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred, as applicable:

                          (1)  at least twenty (20) days' prior written notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) in respect of the matters referred to in (i) and (ii) above or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                          (2)  in the case of the matters referred to in (iii)
and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, as applicable, at the address for each such holder as shown on the books of the corporation.

          (4)  Redemption.
               -----------

               (a)  Holder Election. If the corporation receives a written
                    ----------------
request from the holders of not less than each of two-thirds (2/3) of the then outstanding shares of each of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, that all of such holders' shares be redeemed, the corporation shall (i) on the later to occur of January 31, 2003 or ninety days after receipt of such request, redeem at the then applicable Redemption Price (as defined in Section 4(b) below) one-third of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred held by such holders pro rata based on the number of shares held by each such holder; (ii) one year from the date of the initial redemption under (i) above, redeem at the applicable Redemption Price an additional one-third of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred pro rata based on the number of shares held by each such holder; and (iii) two years from the date of the initial redemption under (i) above, redeem at the applicable Redemption Price the remaining outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred held by such holders. The redemption shall be in accordance with the provisions of this Section 4.

               (b)  Redemption Price. The "Redemption Price" for (i) the Series
                    -----------------
A Preferred shall be an amount per share equal to the sum of (A) $0.27 per share of Series A Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalization and the like of the Series A Preferred after the date of original issuance), (B) $0.019 per annum for each share of Series A Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series A Preferred after the date of original issuance) from the date of original issuance of such shares of Series A Preferred, and (C) dividends, if any, declared but not then paid on such shares of Series A Preferred as of the Redemption Date (as defined below); (ii) the Series B Preferred shall be an amount per share equal to the sum of (A) $0.80 per share of Series B Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series B Preferred after the date of original issuance), (B) $0.056 per annum for each share of Series B Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series B Preferred after the date of original issuance) from the date of original issuance of such shares of Series B Preferred and (C) dividends, if any, declared but not then paid on such shares of Series B Preferred as of the Redemption Date; (iii) the Series C Preferred shall be an amount per share equal to the sum of (A) $1.51 per share of Series C Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series C Preferred after the date of original issuance), (B) $0.11 per annum for each share of Series C Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series C Preferred after the date of original issuance) from the date of original issuance of such shares of Series C Preferred, and (C) dividends, if any, declared but not then paid on such shares of Series C Preferred as of the Redemption Date; (iv) the Series D Preferred shall be an amount per share equal to the sum of (A) $2.17333 per share of Series D Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series D Preferred after the date of original issuance), (B) $0.152 per annum for each share of Series D Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series D Preferred after the date of original issuance) from the date of original issuance of such shares of Series D Preferred and (C) dividends, if any, declared but not then paid on such shares of Series D Preferred as of the Redemption Date; (v) the Series E Preferred shall be an amount per share equal to the sum of (A) $2.10 per share of Series E Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series E Preferred after the date of original issuance), (B) $0.147 per annum for each share of Series E Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series E Preferred after the date of original issuance) from the date of original issuance of such shares of Series E Preferred and (C) dividends, if any, declared but not then paid on such shares of Series E Preferred as of the Redemption Date; and (vi) the Series F Preferred shall be an amount per share equal to the sum of (A) $5.00 per share of Series F Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series F Preferred after the date of original issuance), (B) $0.35 per annum for each share of Series F Preferred (as appropriately adjusted to reflect stock dividends, stock splits, recapitalizations and the like of the Series F Preferred after the date of original issuance) from the date of original issuance of such shares of Series F Preferred and (C) dividends, if any, declared but not then paid on such shares of Series F Preferred as of the Redemption Date.

               (c)  Notice of Redemption. At least 45 days prior to the date
                    ---------------------
fixed for the redemption of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred (the "Redemption Date"), written notice shall be mailed, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the shares to be redeemed, at the address last shown on the records of the corporation for such holder (or at the address given by the holder to the corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the corporation is located), notifying such holder of the redemption to be effected, specifying the Redemption Date, the number of shares to be redeemed, the applicable Redemption Price and the place at which payment may be obtained. The notice shall call upon such holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in
Section 4(d) below, on or after the close of business on the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice. Thereupon, the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled.

               (d)  Cessation of Rights. From and after the Redemption Date,
                    --------------------
unless there has been a default in payment of the Redemption Price, all dividends, if any, on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred to be redeemed thereon shall cease to accrue, all rights of the holders of such shares as holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred on the Redemption Date are insufficient to redeem the total number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred to be redeemed on such date, then those funds that are legally available shall be used to redeem the maximum possible number of the shares ratably among the holders in proportion to the amount each such holder otherwise would be entitled to receive (including declared but unpaid dividends, if any) if the funds were not insufficient. The shares of Series A Preferred,

Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred not redeemed shall remain outstanding and entitled to all the rights, privileges and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred such funds shall immediately be set aside for the redemption of the balance of the shares that the corporation has become obligated to redeem on the Redemption Date.

          (5)  Voting Rights.  Each holder of shares of Preferred Stock shall be
               --------------
entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of shareholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the By-laws of the corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except on those matters required by law or these Articles of Incorporation to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

          (6)  Protective Provisions.
               ----------------------

               (a) So long as any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, or Series E Preferred are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A Preferred outstanding and the total number of shares of Series B Preferred outstanding, voting together as a single class, the total number of shares of Series C Preferred outstanding, voting as a separate class, the total number of shares of Series D Preferred outstanding and the total number of shares of Series E Preferred outstanding, voting together as a single class: (i) cause the merger or consolidation of the corporation with or into any other corporation or corporations as a result of which shareholders of the corporation immediately prior to the consummation of the merger or consolidation beneficially own less than 50% of the voting securities of the surviving entity, or the sale, transfer, disposition or encumbrance (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the corporation; (ii) declare or pay any dividend upon any shares of capital stock of the corporation (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation and other than distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by officers, directors, employees or consultants upon termination of their employment or services or in connection with the exercise by the corporation of its contractual right of first refusal or first offer pursuant to agreements providing for the right of said repurchase between the corporation and such persons, provided that the terms of such repurchase shall have been approved by the Board of Directors); (iii) exclusively license all or substantially all of the technology of the corporation to a third party; (iv) liquidate, dissolve or wind up the corporation or (v) alter or change, in any material manner, the long-range business plan of the corporation.

               (b) So long as any shares of Series A Preferred and Series B Preferred are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent in the manner provided by law, of the holders of at least a majority of the total number of Series A Preferred outstanding and the total number of shares of Series B Preferred outstanding together as a single class: (i) adversely alter or change any of the powers, preferences, privileges, or rights of the Series A Preferred or Series B Preferred; or (ii) create any new class or series of capital stock of the corporation having a preference over or being on a parity with the Series A Preferred or Series B Preferred upon liquidation or with respect to dividend or redemption rights.

               (c) So long as any shares of Series C Preferred are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series C Preferred outstanding, voting as a separate class: (i) adversely alter or change any of the powers, preferences, privileges, or rights of the Series C Preferred; or (ii) create any new class or series of capital stock of the corporation having a preference over or being on a parity with the Series C Preferred upon liquidation or with respect to dividend or redemption rights.

               (d) So long as any shares of Series D Preferred are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series D Preferred outstanding, voting as a separate class: (i) adversely alter or change any of the powers, preferences, privileges, or rights of the Series D Preferred; or (ii) create any new class or series of capital stock of the corporation having a preference over or being on a parity with the Series D Preferred upon liquidation or with respect to dividend or redemption rights.

               (e) So long as any shares of Series E Preferred are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series E Preferred outstanding, voting as a separate class: (i) adversely alter or change any of the powers, preferences, privileges, or rights of the Series E Preferred; or (ii) create any new class or series of capital stock of the corporation having a preference over or being on a parity with the Series E Preferred upon liquidation or with respect to dividend or redemption rights.

          (7)  Board of Directors.
               -------------------

               (a) One member of the Board of Directors shall be elected by (and may be removed only by) the holders of Series A Preferred, and Series B Preferred, voting together as a single class; one member of the Board of Directors shall be elected by (and may be removed only by) the holders of Series C Preferred, voting as a separate class; one member of the Board of Directors shall be elected by (and may be removed only by) the holders of Series D Preferred, voting together as a single class; one member of the Board of Directors shall be elected by (and may be removed only by) the holders of Series F Preferred, voting together as a single class; and one member of the Board of Directors shall be elected by (and may be removed only by) the holders of Common Stock, voting as a separate class. At least three members of the Board of Directors shall be elected only by (and may be removed only by) the holders of Preferred Stock and Common Stock, voting together as a single class. In the event that holders of Series A Preferred and Series B Preferred, Series C Preferred, Series D Preferred or Series F Preferred have converted all shares of such Series into Common Stock pursuant to Section A.(3) of Article IV of these Amended and Restated Articles, the member(s) of the Board of Directors whom such Series A Preferred and Series B Preferred, Series C Preferred, Series D Preferred or Series F Preferred, as applicable, was entitled to elect shall be elected by (and may be removed only by) the holders of Common Stock, voting as a separate class.

               (b) If the office of any director becomes vacant, such director's replacement shall be elected by the class (or classes, as applicable) of shares of which such director is the representative.

     B.   Common Stock.
          -------------

          (1)  Dividend Rights. Subject to the prior rights of holders of all
               ----------------
classes of stock it the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          (2)  Liquidation Rights. Upon the liquidation, dissolution or winding
               -------------------
up of the corporation, the assets of the corporation shall be distributed as provided in Article IV, Section A.(2) hereof.

          (3)  Voting Rights. The holder of each share of Common Stock shall
               --------------
have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the By-laws of the corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                  ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.


                                  ARTICLE VII

     Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

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

                                 ARTICLE VIII

     (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (b) The Corporation shall, indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation to the same extent as permitted under subpart (a) above.

     (c) Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                           Certificate of Secretary
                           ------------------------

     I, the undersigned, do hereby certify:

          (1) That I am the duly elected and acting Secretary of VICINITY CORPORATION, a Delaware corporation; and

          (2) That the foregoing Restated Certificate of Incorporation constitutes the Restated Certificate of Incorporation of said corporation as of December __, 1999.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this ___ day of December, 1999.



                                             ______________________________
                                             Scott A. Shuda,
                                             Secretary

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